Exhibit 99.1

News Release	Zep Inc.
1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Zep Inc. Reports Record Fiscal Fourth Quarter & Full Year 2014 Net Sales

Reported Fiscal Fourth Quarter Highlights:

•                  Net sales grew 2.5% to $186.8 million from $182.2 million

•                  EBITDA grew 34% to $15.8 million from $11.8 million

•                  Diluted earnings per share increased 41% to $0.17 from $0.12

•                  Generated $18.1 million of free cash flow, net debt reduced by $16.0 million

Adjusted Fiscal Fourth Quarter Highlights:

•                  EBITDA increased 2.0% to $18.5 million

•                  Diluted earnings per share was $0.26 compared to $0.31

Marietta Update

•                  Steady improvement in product availability

(ATLANTA — November 12, 2014) — Zep Inc. (NYSE: ZEP), a leading consumable chemical packaged goods company that manufactures a wide variety of high-performance maintenance and cleaning chemicals, today reported financial results for the three-month and twelve-month periods ended August 31, 2014.

“This quarter we continued the organic sales growth trends achieved earlier in the year while also recovering from the fire,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc.  “We grew sales approximately 3%, excluding the effects of the fire, and reduced net debt by $16.0 million,” continued Mr. Morgan.

In the fourth fiscal quarter of 2014, net sales grew 2.5% to $186.8 million driven primarily by growth in transportation-related end-markets, partially offset by fire-related lost sales.  Fourth quarter EBITDA increased $4.0 million to $15.8 million primarily due to the $5.2 million restructuring charge last year.  Fourth quarter adjusted EBITDA increased 2.0% to $18.5 million compared to the prior year, while adjusted EBITDA margin declined 10 basis points to 9.9%.  Fourth quarter earnings per diluted share grew 41% to $0.17 primarily due to the restructuring charge in the prior year period while adjusted earnings per diluted share were $0.26 compared to $0.31 in the prior year period.  During the fourth fiscal quarter, the company generated $18.1 million of free cash flow and was able to reduce net debt by $16.0 million to $192.6 million and to reduce its leverage ratio to 3.06x.

	Reported Results		Adjusted Results
	Three Months Ended August 31,		Three Months Ended August 31,
	2014	2013	2014	2013
Net sales (millions)	$186.8	$182.2	$187.3	$182.2
Gross profit margin	46.4%	46.8%	48.1%	46.8%
EBITDA (millions)	$15.8	$11.8	$18.5	$18.1
Free cash flow (millions)	$18.1	$28.5	$18.1	$28.5
Diluted earnings per share	$0.17	$0.12	$0.26	$0.31
Diluted cash earnings per share	$0.26	$0.21	$0.35	$0.40

Net sales in fiscal 2014 increased 1.0% to $696.5 million driven by one additional quarter of sales from Zep Vehicle Care compared to the prior fiscal year, partially offset by fire-related lost sales and organic declines at the beginning of the year.  Fiscal 2014 EBITDA was $48.0 million compared to $52.0 million in the prior fiscal year.  Adjusted EBITDA in fiscal 2014 was $63.1 million, or 9.1% of sales, compared to $59.6 million, or 8.6% of sales in the prior fiscal year.  Adjusted diluted cash earnings per share in fiscal 2014 was unchanged at $1.17.

“Fiscal 2014 was filled with both opportunities and challenges and I’m proud of the way our associates have risen to the occasion and created numerous prospects for growth,” said Mr. Morgan.  “Continuing the sales momentum by making investments to drive organic growth will be our primary focus in fiscal 2015.  I’m confident that these investments together with diligent fire-recovery efforts will allow us to continue reducing debt during the year,” Mr. Morgan concluded.

A more detailed discussion of the Company’s long-term objectives and financial goals may be found in Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”) and are available via the Company’s website at www.zepinc.com.

Conference Call

The Company will host a conference call to discuss fourth quarter and full year 2014 operating results on Wednesday, November 12, 2014 at 8:30 a.m. EDT. The call and accompanying presentation will be webcast and may be accessed through the Company’s website at www.zepinc.com or by dialing in at 412-317-0797. A replay of the call will be posted to the website within two hours of completion of the conference call.

About Zep Inc.

Zep Inc., with fiscal year 2014 net sales of approximately $700 million, is a leading consumable chemical packaged goods company selling a wide variety of high-performance chemicals that help professionals and prosumers clean, maintain and protect their assets.  We are focused on the attractive industry dynamics of the transportation market and the industrial maintenance and repair operation (“MRO”) market, which together now comprise approximately 64% of our revenue with the balance derived from sales into the facilities maintenance vertical.  We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Zep Automotive®, Enforcer®, Misty®, TimeMist®, TimeWick™, Country Vet®, Original Bike Spirits®, Blue Coral®, Black Magic®, Rain-X®, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private label brands.  Founded in 1937, some of Zep Inc.’s brands have been in existence since 1896.  Zep Inc. is headquartered in Atlanta, Georgia.  Visit our website at www.zepinc.com.

Forward Looking Statements and use of Non-GAAP Information

This release contains, and other written or oral statements made by or on behalf of Zep Inc. may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this press release include, but are not limited to, statements about our ability to reduce debt in fiscal 2015 while making investments to drive organic sales growth and continue our fire recovery efforts.

Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•                  the impact of the fire that occurred at our aerosol manufacturing facility on May 23, 2014 on our financial results,

•                  operations and prospects;

•                  economic conditions in general;

•                  the cost or availability of raw materials;

•                  competition;

•                  our ability to realize anticipated benefits from strategic planning and restructuring initiatives and the timing of the benefits of such actions;

•                  market demand;

•                  our ability to maintain our customer relationships; and

•                  litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2014. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

The unaudited consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table that reconciles EBITDA, adjusted EBITDA, adjusted earnings per diluted share, adjusted cash earnings per diluted share, free cash flow, adjusted net sales and adjusted gross profit margin, which are non-GAAP financial information that are referenced in this press release, to the nearest GAAP measure. This non-GAAP financial information is provided to enhance the user’s overall understanding of our financial performance. Specifically, management believes that EBITDA, adjusted EBITDA, adjusted earnings per diluted share, adjusted cash earnings per diluted share, free cash flow, adjusted net sales and adjusted gross profit margin may provide additional information with respect to our performance or ability to meet our future debt service obligations, capital expenditures and working capital requirements. This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP. Moreover, this non-GAAP information may not be comparable to EBITDA, adjusted EBITDA, adjusted earnings per diluted share adjusted cash earnings per diluted share, free cash flow, adjusted net sales or adjusted gross profit margin reported by other companies because the items that affect net earnings that we exclude when calculating these measures may differ from the items taken into consideration by other companies.

Zep Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share data)

	August 31, 2014	August 31, 2013
ASSETS
Cash and cash equivalents	$14,303	$2,402
Accounts receivable, less reserve for doubtful accounts	108,010	104,476
Inventories, net	75,950	68,633
Insurance receivable	13,106	—
Deferred income taxes	10,452	8,002
Prepaids and other current assets	6,254	13,051
Total Current assets	228,075	196,564

Property, plant and equipment, net of accumulated depreciation	75,361	82,328
Goodwill	121,005	121,102
Identifiable intangible assets, net	121,643	129,929
Other long-term assets	10,127	17,835
Total Assets	$556,211	$547,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt	$20,006	$25,000
Accounts payable	65,874	56,366
Accrued compensation	19,720	25,226
Other accrued liabilities	39,329	41,167
Total Current liabilities	144,929	147,759

Long-term debt, less current maturities	186,880	184,908
Deferred income taxes	13,931	12,782
Other long-term liabilities	17,092	18,340
Total Liabilities	362,832	363,789

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 22,396,229 issued and outstanding at August 31, 2014, and 22,065,059 issued and outstanding at August 31, 2013	224	221
Paid-in capital	108,432	102,573
Retained earnings	72,918	69,023
Accumulated other comprehensive income	11,805	12,152
Total Stockholders’ equity	193,379	183,969
Total Liabilities and Stockholders’ equity	$556,211	$547,758

Zep Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Years Ended
	August 31,		August 31,
	2014	2013	2014	2013

Net sales	$186,822	$182,176	$696,489	$689,576
Cost of products sold	100,213	96,929	369,697	365,034
Gross profit	86,609	85,247	326,792	324,542

Selling, distribution and administrative expenses	77,003	72,643	293,361	283,075
Acquisition and integration costs	—	581	1,091	3,519
Fire related charges (recovery), net	(1,067)	—	—	—
Restructuring charges, net	(585)	5,159	(456)	5,159
Operating profit	11,258	6,864	32,796	32,789

Other expense (income):
Interest expense, net	3,612	2,475	11,819	8,958
Provision for loan loss	(401)	—	5,269	—
Other expense, net	1,409	553	1,610	744
Total other expense	4,620	3,028	18,698	9,702
Income before income taxes	6,638	3,836	14,098	23,087
Income tax provision	2,804	1,171	5,698	7,895
Net income	$3,834	$2,665	$8,400	$15,192

Earnings per share:
Basic earnings per share	$0.17	$0.12	$0.38	$0.69
Diluted earnings per share	$0.17	$0.12	$0.37	$0.68

Shares used for computation:
Basic	22,387	22,054	22,307	21,969
Diluted	22,940	22,531	22,906	22,435

Dividend declared per share	$0.05	$0.04	$0.20	$0.16

Zep Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended August 31,
	2014	2013
Operating activities
Net income	$8,400	$15,192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,122	19,931
Provision for loan loss	5,269	—
Loss on assets held for sale and disposal of fixed assets	359	433
Non-cash impact of write-offs related to fire	5,161	—
Excess tax benefits from share-based payments	(306)	124
Deferred income taxes	1,618	3,011
Insurance proceeds for fire related business interruption and property damage	3,772	—
Bargain purchase gains from business combinations	—	—
Other non-cash charges	3,319	4,010
Changes in assets and liabilities:
Accounts receivable	(3,823)	(4,355)
Inventories	(9,502)	2,885
Insurance receivable, prepaid expenses and other current assets	(6,876)	(2,493)
Accounts payable	9,589	2,782
Accrued compensation and other current liabilities	(8,433)	11,066
Other long-term liabilities	(1,035)	(2,765)
Other assets	(7,363)	195
Net cash provided by operating activities	22,271	50,016

Investing activities
Purchases of property, plant, and equipment	(9,597)	(12,068)
Insurance proceeds for assets damaged in fire	1,228	—
Acquisitions, net of cash acquired	—	(116,692)
Loan to innovation partner	—	—
Proceeds from sale of innovation partner loan	4,350	—
Principal payments from innovation partner loan	300	—
Proceeds from sale of property, plant, and equipment	1,325	21
Net cash used for investing activities	(2,394)	(128,739)

Financing activities
Proceeds from revolving credit facilities	762,195	409,808
Repayment of borrowings from revolving credit facilities	(799,787)	(339,150)
Proceeds from issuance of debt	75,000	—
Principal repayment — Term Loan	(40,313)	—
Proceeds (payments) from secured borrowings	(672)	9,304
Debt issuance costs	(2,444)	—
Stock issuances	2,234	1,207
Excess tax benefits from share-based payments	306	(124)
Dividend payments	(4,505)	(3,536)
Net cash provided by (used for) financing activities	(7,986)	77,509

Effect of exchange rate changes on cash	10	103
Net change in Cash and cash equivalents	11,901	(1,111)
Cash and cash equivalents — beginning of period	2,402	3,513
Cash and cash equivalents — end of period	$14,303	$2,402

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; In thousands)

	Three Months Ended		Years Ended
	August 31,		August 31,
	2014	2013	2014	2013

Net income	$3,834	$2,665	$8,400	$15,192
Interest expense, net	3,612	2,475	11,819	8,958
Income tax provision	2,804	1,171	5,698	7,895
Depreciation and amortization	5,543	5,456	22,122	19,931
EBITDA	$15,793	$11,767	$48,039	$51,976

California legal matter	1,633	629	6,031	1,629
Provision for loan loss	(401)	—	5,269	—
Margin on lost sales — fire related	2,442	—	2,442	—
Fire related charges, net	(1,067)	—	—	—
Acquisition and integration costs	—	581	1,091	3,519
Strategic consulting project	677	—	677	—
Restructuring charges, net	(585)	5,159	(456)	5,159
Legal settlement	—	—	—	(1,400)
Contingent consideration adjustment	—	—	—	(1,285)
Adjusted EBITDA	$18,492	$18,136	$63,093	$59,598

Adjusted EBITDA margin	9.9%	10.0%	9.1%	8.6%

	Three Months Ended		Years Ended
	August 31,		August 31,
	2014	2013	2014	2013

Net income	$3,834	$2,665	$8,400	$15,192
California legal matter	1,726	629	7,172	1,629
Provision for loan loss	(401)	—	5,269	—
Margin on lost sales — fire related	2,442	—	2,442	—
Fire related charges, net	(1,067)	—	—	—
Acquisition and integration costs	—	581	1,091	3,519
Strategic consulting project	677	—	677	—
Debt issuance costs	618	—	618	—
Restructuring charges, net	(585)	5,159	(456)	5,159
Legal settlement	—	—	—	(1,400)
Contingent consideration adjustment	—	—	—	(1,285)
Net tax effect of above items	(1,239)	(1,942)	(6,592)	(2,607)
Adjusted net income	$6,005	$7,092	$18,621	$20,207

	Three Months Ended		Years Ended
	August 31,		August 31,
	2014	2013	2014	2013

Diluted earnings per share	$0.17	$0.12	$0.37	$0.68
California legal matter, net of tax	0.04	0.02	0.18	0.05
Provision for loan loss, net of tax	(0.01)	—	0.14	—
Margin on lost sales — fire related, net of tax	0.06	—	0.06	—
Fire related charges, net of tax	(0.02)	—	0.01	—
Acquisition and integration costs, net of tax	—	0.02	0.03	0.10
Strategic consulting project, net of tax	0.02	—	0.02	—
Debt issuance costs, net of tax	0.01	—	0.01	—
Restructuring charges, net of tax	(0.01)	0.15	(0.01)	0.15
Legal settlement, net of tax	—	—	—	(0.04)
Contingent consideration adjustment, net of tax	—	—	—	(0.04)
Adjusted diluted earnings per share	$0.26	$0.31	$0.81	$0.90
Amortization	0.09	0.09	0.36	0.27
Adjusted diluted cash earnings per share	$0.35	$0.40	$1.17	$1.17

		Nine Months	Three Months
	Year Ended	Ended	Ended
	August 31, 2014	May 31, 2014	August 31, 2014
Reported (GAAP) net cash provided by (used for) operating activities	$22,271	$7,498	$14,773
Purchases of property, plant and equipment	(9,597)	(7,384)	(2,213)
Insurance proceeds for assets damaged in fire	1,228	—	1,228
Proceeds from sale of innovation partner loan	4,350	—	4,350
Principal payments from innovation partner loan	300	300	—
Proceeds from sale of property, plant and equipment	1,325	1,325	—
Free cash flow	$19,877	$1,739	$18,138

		Nine Months	Three Months
	Year Ended	Ended	Ended
	August 31, 2013	May 31, 2013	August 31, 2013
Reported (GAAP) net cash provided by (used for) operating activities	$50,016	$18,014	$32,002
Purchases of property, plant and equipment	(12,068)	(8,534)	(3,534)
Proceeds from sale of property, plant and equipment	21	22	(1)
Free cash flow	$37,969	$9,502	$28,467

	Three Months Ended
	August 31,
	2014	2013	Growth Rate
Net sales	$186.8	$182.2	2.5%
Sales of raw materials	(7.0)	—
Fire-related lost sales	7.5	—
Adjusted net sales	$187.3	$182.2	2.8%

Gross profit margin	46.4%	46.8%
Impact of fire-related lost sales	1.7%	—
Adjusted gross profit margin	48.1%	46.8%

Investor Contact:

Don De Laria

VP, Investor Relations & Communications

404-350-6266

don.delaria@zep.com